                                   EXHIBIT 11

                     HOMEOWNERS GROUP, INC. AND SUBSIDIARIES
                COMPUTATION OF NET INCOME (LOSS) PER COMMON SHARE
                       FOR THE THREE AND SIX MONTHS ENDED




                                                                                      JUNE 30,                   JUNE 30,

                                                                                 1996         1995           1996         1995

                                                                             --------------------------- --------------------------
  Net income (loss)                                                             ($24,582)      $413,042    ($269,421)     $728,981

  CALCULATION OF PRIMARY NET INCOME (LOSS) PER COMMON SHARE:

    Weighted average common shares outstanding during the year                  5,558,350     5,558,350     5,558,350    5,558,350
    Weighted average additional common shares (options)                                 -             -             -            -

                                                                             --------------------------- --------------------------

    Weighted average primary common shares outstanding                          5,558,350     5,558,350     5,558,350    5,558,350

                                                                             --------------------------- --------------------------

Primary net income (loss) per common share                                        ($0.00)         $0.07       ($0.05)        $0.13
                                                                                  =======         =====       =======        =====

  CALCULATION OF AVERAGE FULLY DILUTED NET INCOME (LOSS) PER COMMON SHARE:

    Weighted average common shares outstanding during the year                  5,558,350     5,558,350     5,558,350    5,558,350
    Weighted average additional common shares (options)                                 -             -             -            -

                                                                             --------------------------- --------------------------

    Weighted average fully diluted common shares outstanding                    5,558,350     5,558,350     5,558,350    5,558,350

                                                                             --------------------------- --------------------------

Fully diluted net income (loss) per common share                                  ($0.00)         $0.07       ($0.05)        $0.13
                                                                                  =======         =====       =======        =====